Exhibit 99.1

For Immediate Release

                 Log On America Enters Agreement with EarthLink

 Deal includes The Transfer of Log On America's residential subscriber base and ongoing wholesale communications support

PROVIDENCE, R.I., February 27, 2002 /PRNewswire/ -- Log On America, Inc. (OTC Bulletin Board: LOAX.OB - www.loa.com) today announced that EarthLink (NASDAQ:
ELNK), one of the nation's leading Internet service providers, will acquire its existing residential dial-up customer base. In addition, Log On America has contracted to provide ongoing wholesale communications services to support these subscribers. Log on America was represented by Daniels and Associates in this transaction.

"We're pleased and proud to welcome Log On America customers into the EarthLink family and to offer them the full range of EarthLink features, from the personal touch of our customer service representatives to the technology of our award-winning access, including the potential for high speed and wireless service," said Cliff Bryant, director of acquisitions for EarthLink.

David R. Paolo, Log On America chairman and CEO stated, "This transaction brings finality to Log On America's quest to become a complete, full-service provider of business communication technologies. The addition of EarthLink's wholesale agreement adds to a list of customers such as SAVVIS (NASDAQ: SVVS), where Log On America serves as a niche carriers carrier. We have put particular focus on our core competency of delivering commercial-grade communication services and that focus is now beginning to show rewards. As one of the few players left in its market, Log On America has demonstrated tremendous resilience and is poised to emerge a successful competitor in the business communications space."

                                     -more-

About Log On America

Log On America is a full service provider of business communication technologies. We deliver a unique end-to-end customer experience from consultation through professional managed services. Our core services include:
Business Telephone & Voicemail Systems, Dial-up & High-speed Internet Access, Website Creation & Hosting, Integrated Voice & Data Services, Server Collocation, Niche ASP Applications, Managed Service Level Agreements, and Network Consultancy, Architecture & Implementation (LAN,WAN,VPN). Our expertise lies in a wide array of business communication solutions all of which may be customized and scaled to the specific needs of your business today and in the future.


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About EarthLink

EarthLink brings the magic of the Internet to approximately 4.8 million subscribers every day. Headquartered in Atlanta, EarthLink provides a full range of innovative access, hosting and e-commercie solutions to thousands of communities over a nationwide network of dial-up points of presence, as well as high-speed access and wireless technologies. EarthLink is committed to doing an exceptional job of pleasing its subscribers, shareholders and the community by following the company's Core Values and Beliefs [http://www.Earthlink.net/about/ourvalues/cvb/index.html]. Information about
EarthLink services is available by calling 800-395-8425 and through EarthLink's Web site at www.earthlink.net.

Forward-looking Statements

Statements made in this news release, may contain forward-looking statements concerning our business and products. Our actual results may differ materially depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, and various other factors beyond our control. Other risks inherent in our business are described in our Securities and Exchange Commission filings, including our most recently filed Forms 10KSB and 10QSB. We undertake no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

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